UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2014

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 24, 2014, Universal Truckload Services, Inc. (the Company) issued a press release announcing the Company’s financial and operating results for the thirteen weeks ended March 29, 2014, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	OTHER EVENTS

On April 24, 2014, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to the Company’s shareholders of record at the close of business on May 5, 2014, and is expected to be paid on May 15, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 24, 2014 announcing the Company’s financial and operating results for the thirteen weeks ended March 29, 2014, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: April 24, 2014	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer